  Exhibit 99.1

Financial Statements
Independent Auditors' Report	F-1
Carve-Out Balance Sheets - December 31, 2018 and 2017 and March 31, 2019 (unaudited)	F-2
Carve-Out Statements of Operations - Years Ended December 31, 2018 and 2017 and for the Three Months Ended March 31, 2019 (unaudited)	F-3
Carve-Out Statements of Changes in Invested Equity (Deficit) - Years Ended December 31, 2018 and 2017 and for the Three Months Ended March 31, 2019 (unaudited)	F-4
Carve-Out Statements of Cash Flows - Years Ended December 31, 2018 and 2017 and for the Three Months Ended March 31, 2019 (unaudited)	F-5
Notes to Carve-Out Financial Statements	F-6

805 Third Avenue 14th Floor New York, NY 10022 212.838-5100 212.838.2676/ Fax www.rbsmllp.com

Independent Auditors’ Report

To those charged with governance of
Cannabis Financial Network

We have audited the accompanying carve-out financial statements of Cannabis Financial Network, a carve-out of certain operations of Emerging Growth, LLC (the “Company”), which comprise of the carve-out balance sheets as of December 31, 2018 and 2017, and the related carve-out statements of operations, changes in invested equity (deficit) and cash flows for each of the two years in the period ended December 31, 2018, and the related notes to the carve-out financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these carve-out financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Cannabis Financial Network, a carve-out of certain operations of Emerging Growth, LLC as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY

September 3, 2019

Cannabis Financial Network

(Carve-Out of Certain Operations of Emerging Growth, LLC)

Carve-Out Balance Sheets

	December 31,	December 31,	March 31,
	2018	2017	2019
			(Unaudited)

Assets
Current assets
Cash	$-	$-	$-
Accounts receivable	58,572	20,869	142,530
Current assets	58,572	20,869	142,530

Equipment, net	2,782	4,059	2,482
Total assets	$61,354	$24,928	$145,012

Liabilities and Invested Equity (Deficit)
Current liabilities
Accounts payable	$97,496	$76,636	$77,568
Deferred revenue	56,932	13,722	33,509
Total liabilities	154,428	90,358	111,077

Invested equity (deficit)	(93,074)	(65,430)	33,935
Total liabilities and invested equity (deficit)	$61,354	$24,928	$145,012

See accompanying notes to carve-out financial statements

Cannabis Financial Network

(Carve-Out of Certain Operations of Emerging Growth, LLC)

Carve-Out Statements of Operations

			Three Months
	Year Ended	Year Ended	Ended
	December 31,	December 31,	March 31,
	2018	2017	2019
			(Unaudited)

Revenue	$2,199,319	$1,267,730	$563,782

Cost of revenue	1,408,101	791,110	409,342

Gross margin	791,218	476,620	154,440

Operating expenses	160,405	126,718	24,691

Income from operations	630,813	349,902	129,749

Interest (expense)	(5,844)	(5,435)	(1,592)

Net income	$624,969	$344,467	$128,157

See accompanying notes to carve-out financial statements

Cannabis Financial Network

(Carve-Out of Certain Operations of Emerging Growth, LLC)

Carve-Out Statements of Changes in Invested Equity (Deficit)

Invested Equity
(Deficit)

Balance at December 31, 2016	$(56,054)

Net distributions to Emerging Growth	(353,843)
Net income	344,467

Balance at December 31, 2017	$(65,430)

Net distributions to Emerging Growth	(652,613)
Net income	624,969

Balance at December 31, 2018	$(93,074)

Net distributions to Emerging Growth (unaudited)	(1,148)
Net income (unaudited)	128,157

Balance at March 31, 2019 (unaudited)	$33,935

See accompanying notes to carve-out financial statements

Cannabis Financial Network

(Carve-Out of Certain Operations of Emerging Growth, LLC)

Carve-Out Statements of Cash Flows

			Three Months
	Year Ended	Year Ended	Ended
	December 31,	December 31,	March 31,
	2018	2017	2019
			(Unaudited)
Cash flows from operating activities
Net income	$624,969	$344,467	$128,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,277	1,222	300

Changes in operating assets and liabilities:
Accounts receivable	(37,703)	(17,966)	(83,958)
Accounts payable	20,860	20,241	(19,928)
Deferred revenue	43,210	8,932	(23,423)

Net cash provided by operating activities	652,613	356,896	1,148

Cash flows from investing activities
Purchase of property and equipment	-	(3,053)	-

Net cash used in investing activities	-	(3,053)	-

Cash flows from financing activities
Net distributions to Emerging Growth, LLC	(652,613)	(353,843)	(1,148)

Net cash used in financing activities	(652,613)	(353,843)	(1,148)

Net change in cash	-	-	-
Cash and restricted cash, beginning of the period	-	-	-
Cash and restricted cash, end of the period	$-	$-	$-

Supplemental disclosure of cash flow information:
Interest paid	$5,844	$5,435	$1,592
Income taxes paid	$-	$-	$-

See accompanying notes to carve-out financial statements

Cannabis Financial Network

(Carve-Out of Certain Operations of Emerging Growth, LLC)

Notes to Financial Statements

Note 1 – Description of Business

The accompanying carve-out financial statements include the historical accounts of Cannabis Financial Network (“CFN” or the “Company”). The Company is an integrated business segment of Emerging Growth, LLC (“EG”) and not a stand-alone entity. The Company operates a financial network that advertises and promotes legal cannabis-related businesses to help them attract investors, customers, capital and media visibility.

Note 2 – Significant Accounting Policies

Basis of Presentation

The accompanying carve-out financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The financial statements of the Company reflect the assets, liabilities, revenue and expenses directly attributable to CFN, as well as allocations deemed reasonable by management to present the financial statements of CFN on a stand-alone basis. Certain shared costs incurred by EG have been allocated to CFN using methodologies deemed appropriate by management, which were primarily based on the proportionate revenue of CFN compared to EG. The net results of transactions between CFN and EG are reflected as distributions within invested equity in the accompanying carve-out balance sheets. The financial information included herein may not necessarily reflect the financial position and results of operations of CFN in the future or what they would have been had CFN been a separate, stand-alone entity during the periods presented.

The unaudited financial statement presented as of and for the three months ended March 31, 2019 reflect all normal recurring adjustments, which in the opinion of management, are necessary to fairly present the financial position, results of operations, and cash flows for the periods ended in accordance with GAAP. The results of operations for the three months ended March 31, 2019 are not necessarily indicative of results for the entire year ending December 31, 2019.

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and assumptions are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Cash

The Company utilizes EG’s centralized processes for cash receipts and disbursements. As such, substantially all cash received by the Company was deposited in and commingled with EG’s corporate funds and is not specifically allocated to the Company’s business. As a result, the Company does not hold any cash.

Accounts Receivable

Accounts receivable are carried at net realizable value, representing the outstanding balance less an allowance for doubtful accounts based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by reviewing individual customer receivables and considering each customer’s financial condition and credit history, as well as current economic conditions. The Company had no allowance for doubtful accounts as of December 31, 2018 or 2017.

Equipment

Equipment is recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives of 5 years.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows from use of the asset are less than the carrying amount. There were no impairment losses during the year ended December 31, 2018 or 2017.

Fair Value of Financial Instruments

The Company’s financial instruments include accounts receivable and accounts payable. The carrying amount of these financial instruments approximates fair value due to their short-term maturities.

Concentration of Credit Risk

The Company had three customers that made up 37%, 24% and 18% of accounts receivable at December 31, 2018. The Company had three customers that made up 38%, 31% and 15% of accounts receivable at December 31, 2017.

Revenue Recognition

The Company sells promotional service packages to its customers ranging from 3 to 6 months. The Company offers different packages tailored to the type and stage of the potential customer, such as public companies looking to increase their shareholder base, as well as private companies potentially looking to go public and attract capital and publicity. The services provided by the Company include publishing of interviews and articles across CFN’s network and featuring of client content on CFN’s newsletters and social media. The packages all have fixed prices that are billed monthly over the terms of the agreement in even amounts.

During the years ended December 31, 2018 and 2017, the Company recognized revenue from services in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, “Revenue Recognition” when it was both earned and realizable. Revenue was considered earned and realizable only when the price is fixed and determinable, persuasive evidence of arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

As services are provided evenly to the customer over the term of the contract, the Company recognizes revenue on a straight-line basis over the term of the contract. To the extent the revenue recognized exceeds the amounts collected at the period end, the amounts are recorded as accounts receivable. In the event collections exceed the amounts recognized as revenue at the period end, the amounts are recorded as deferred revenue.

Effective January 1, 2019, the Company adopted the provisions of ASC 606, “Revenue from Contracts with Customers,” which supersedes the guidance in ASC 605. The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenue for its performance obligation associated with its contracts with customers over time as work is performed, which is deemed to occur evenly throughout the duration of the contract. This also reflects the pattern in which costs are incurred on performing the contracts.

Income Taxes

The operations of CFN are a business segment of EG and not a stand-alone entity. EG is a limited liability company, and thus does not pay federal or state income taxes at the entity level. Taxable earnings flow through to the individual members and are taxed at the member level. Therefore, no provision or liability for income taxes has been included in the accompanying carve-out financial statements of CFN. Had CFN operated as a stand-alone entity, or a component of another entity with a different legal structure, the operations may have been subjected to income tax at the entity level.

Advertising

Advertising costs are expensed as incurred. Advertising costs incurred amounted to $328,309 and $124,586 for the years ended December 31, 2018 and 2017, respectively. Advertising costs incurred amounted to $111,368 (unaudited) for the three months ended March 31, 2019.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” This ASU supersedes the revenue recognition requirements in ASC 605, “Revenue Recognition” and most industry-specific guidance. The ASC requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. Related to this ASU, ASU No. 2016-10 (Topic 606) was issued in May 2016 which clarifies guidance for identifying performance obligations and considerations about licensing revenue. For private companies, these ASUs are effective for fiscal years beginning after December 15, 2018, and for interim periods within those fiscal years. These ASUs apply to all companies that enter into contracts with customers to transfer goods or services. The Company does not expect the adoption of this standard to have a material effect on its financial position, results of operations, and cash flows.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” This ASU’s purpose is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This update affects any entity that enters into a lease, with some specified scope exemptions. The amendments in this update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of adopting the ASU.

Note 3 – Equipment, Net

The Company’s equipment consisted of the following.

	December 31,	December 31,	March 31,
	2018	2017	2019
			(Unaudited)

Equipment	$6,387	$6,387	$6,387
Accumulated depreciation	(3,605)	(2,328)	(3,905)

Equipment, net	$2,782	$4,059	$2,482

Depreciation expense for the year ended December 31, 2018 and 2017 amounted to $1,277 and $1,222, respectively. Depreciation expense for the three months ended March 31, 2019 amounted to $300 (unaudited).

Note 4 – Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through September 3, 2019, for purposes of disclosure or recognition in the financial statements.

On May 15, 2019, EG entered into an asset purchase agreement (the “Agreement”), with Accelerize Inc. (“Accelerize”), pursuant to which EG will sell substantially all the assets related to CFN to Accelerize. The closing of the asset purchase pursuant to the Agreement occurred on June 20, 2019. In connection with the closing of the asset purchase pursuant to the Agreement, Accelerize paid the following consideration to EG for the acquisition of CFN: (i) $420,000 in cash, (ii) issued 3,000 shares of Accelerize’s Series B Preferred Stock, each with a stated value per share of $1,000 which will bear interest at 6% per annum and be convertible into Accelerize’s common stock at the election of the EG at a conversion price per share to be mutually agreed between Accelerize and EG in the future, without voting rights or a liquidation preference, except with respect to accrued penalty interest, and (iii) issued an aggregate of 30,000,000 restricted shares of Accelerize’s common stock.